UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

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Solomon Technologies, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Solomon Technologies, Inc.

1400 L&R Industrial Blvd.

Tarpon Springs, Florida 34689

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To be held on September 14, 2005

To our Stockholders:

The 2005 Annual Meeting of Stockholders of Solomon Technologies, Inc. will be held at the Wyndham Boston Hotel, 89 Broad Street, Boston, Massachusetts, on September 14, 2005 at 9:30 a.m. local time. At the meeting, stockholders will consider and vote on the following matters:

▪	To elect two members to our board of directors to serve as our Common Directors until the 2006 Annual Meeting of Stockholders;

▪	To elect three members to our board of directors to serve as our Preferred Directors until the 2006 Annual Meeting of Stockholders;

▪	To ratify the selection of UHY LLP as our auditors for the fiscal year ending December 31, 2005; and

▪	Any other matter that may properly come before the meeting.

Stockholders of record at the close of business on August 4, 2005 are entitled to vote at the meeting. Your vote is important regardless of the number of shares you own. Whether you expect to attend the meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. Your prompt response is necessary to assure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

If you choose to attend the meeting, you will be asked to present valid picture identification and, if you hold your shares through a broker, you will be asked to present a copy of your brokerage statement showing your stock ownership as of August 4, 2005.

By order of the board of directors,

Gary M. Laskowski
Chairman of the Board of Directors
Tarpon Springs, Florida
August 15, 2005

Solomon Technologies, Inc.

1400 L&R Industrial Blvd.

Tarpon Springs, Florida 34689

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

September 14, 2005

This proxy statement contains information about the 2005 Annual Meeting of Stockholders of Solomon Technologies, Inc. The meeting will be held on September 14, 2005, beginning at 9:30 a.m. local time, at the Wyndham Boston Hotel, 89 Broad Street, Boston, Massachusetts.

This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by the board of directors of Solomon Technologies, Inc. for use at the annual meeting and at any adjournment of that meeting. All proxies will be voted in accordance with the instructions they contain. If no instruction is specified on a proxy received from a holder of common stock, it will be voted:

▪	for the persons nominated by our board to serve as our Common Directors, as described in Proposal 1;

▪	in favor of ratifying the selection of UHY LLP as our auditors for the 2005 fiscal year.

The holders of all of our outstanding Series A preferred stock have given irrevocable proxies to vote such shares to Woodlaken LLC. Consequently, holders of the Series A preferred stock other than Woodlaken LLC will not be entitled to vote their shares of Series A preferred stock at the annual meeting and we are not seeking proxies from them. Woodlaken LLC has indicated that it will vote all of the outstanding shares of Series A preferred stock:

▪	For the persons nominated by our board to serve as our Preferred Directors, as described in Proposal 1;

▪	In favor of ratifying the selection of UHY LLP as our auditors for the 2005 fixed year.

A common stockholder may revoke any proxy at any time before it is exercised by giving our corporate secretary written notice to that effect.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2004 is being mailed to stockholders with the mailing of these proxy materials on or about August 15, 2005.

A copy of our Annual Report on Form 10-KSB for the year ended December 31, 2004 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Solomon Technologies, Inc., Attention of Michael A. D’Amelio, Secretary, Solomon Technologies, Inc., 1400 L&R Industrial Blvd., Tarpon Springs, Florida 34689; telephone: (727) 934-8778.

TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	3
Who is entitled to vote at the meeting?	3
What is the purpose of the annual meeting?	3
Why are there two classes of directors?	3
What are the voting rights of the holders of common stock and Series A preferred stock?	3
Is my vote important?	4
How can I vote?	4
Can I change my vote after I have mailed my proxy card?	4
Can I vote if my shares are held in “street name”?	4
What constitutes a quorum?	5
What vote is required for each item?	5
How will votes be counted?	5
Who will count the votes?	5
Will my vote be kept confidential?	6
How does the board of directors recommend that stockholders vote on the proposals?	6
Will any other business be conducted at the meeting or will other matters be voted on?	6
Where can I find the voting results?	6
How and when may I submit a stockholder proposal for the 2006 Annual Meeting of Stockholders?	6
What are the costs of soliciting these proxies?	7
How can I obtain an Annual Report on Form 10-KSB?	7
Whom should I contact if I have any questions?	7
What is “householding” of annual meeting materials?	7
OWNERSHIP OF OUR SECURITIES	8
Security Ownership of Certain Beneficial Owners	8
Security Ownership of Management	9
PROPOSALS	11
PROPOSAL 1—ELECTION OF DIRECTORS	11
Our Board and Committees of the Board	12
Resignation of Directors	12
Compensation of Directors	12
Executive Officers	13
EXECUTIVE COMPENSATION	13
Summary Compensation Table	14
Compensation Arrangements	14
2003 Stock Option Plan	15
Stock Option Grants	15
Aggregated Option/SAR Exercises and Year End Option/SAR Values in Last Fiscal Year	16
Section 16(a) Beneficial Ownership Reporting Compliance	16
CERTAIN TRANSACTIONS	17
Acquisition Agreements	17
Operating Agreements	17
Equity Issuances	17
Private Placements of Series A Preferred Stock	18
Debt Issuances	19
Cytation Corporation	20
PROPOSAL 2—RATIFY THE SELECTION OF UHY LLP	20
COMMUNICATIONS FROM STOCKHOLDERS AND NOMINATIONS FOR DIRECTORS	22

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who is entitled to vote at the meeting?

Only holders of record of our common stock, par value $0.001, and Series A preferred stock, par value $0.001, at the close of business on August 4, 2005, the record date for the meeting, are entitled to notice of the annual meeting. If you were a holder of record of our common stock on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. The holders of all of our outstanding Series A preferred stock have given irrevocable proxies to vote such shares to Woodlaken LLC. Consequently, if you hold shares of our Series A preferred stock you will not be entitled to vote the shares and we are not seeking your proxy.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote on the following matters:

▪	Election of two members to our board of directors to serve as our Common Directors until the 2006 Annual Meeting of Stockholders;

▪	Election of three members to our board of directors to serve as our Preferred Directors until the 2006 Annual Meeting of Stockholders; and

▪	Ratification of the selection of UHY LLP as our auditors for the fiscal year ending December 31, 2005.

Why are there two classes of directors?

Our Amended Certificate of Designation of Series A preferred stock establishes that our Board of Directors shall consist of five members:

▪	Common Directors —The holders of our common stock, as a class, shall be entitled to elect two members of our board of directors; and

▪	Preferred Directors —The holders of Series A preferred stock, as a class, shall be entitled to elect three members of our board of directors.

In the case of any vacancy in the office of a director occurring among the directors elected by the common stockholders, the remaining director or directors elected by the common stockholders may elect a successor to hold the office for the unexpired term of the director.

In the case of any vacancy in the office of a director occurring among the directors elected by the Series A preferred stockholders, the remaining director or directors elected by the Series A preferred stockholders may elect a successor to hold the office for the unexpired term of the director.

Any Preferred Director may be removed during his or her term of office, whether with or without cause, by the Series A preferred stockholders. Any Common Director may be removed during his or her term of office, whether with or without cause, by the common stockholders.

There are two vacancies on our board of directors at present. David E. Tether and David Lindahl, who had been serving as the Common Directors, resigned from our board of directors on March 18, 2005.

What are the voting rights of the holders of common stock and Series A preferred stock?

Each share of common stock is entitled to one vote on each matter on which it may vote. With respect to the election of directors, holders of common stock, voting as a class, will elect two Common Directors.

Each share of Series A preferred stock is entitled to one vote on each other matter on which it may vote. The holders of all of our outstanding Series A preferred stock have given irrevocable proxies to vote such shares to Woodlaken LLC. Consequently, if you hold shares of our Series A preferred stock you will not be entitled to vote the shares and we are not seeking your proxies. Woodlaken LLC, through its irrevocable proxies to vote the outstanding Series A preferred stock, will elect three Preferred Directors. Woodlaken has indicated that it will cast its votes for all three Preferred Directors nominated by our board of directors and for Proposal 2.

On Proposal 2 being submitted at the meeting, holders of common stock and Woodlaken LLC, through its irrevocable proxies to vote the outstanding Series A preferred stock, will vote together.

Is my vote important?

Your vote is important regardless of how many shares of common stock you own. Please take the time to vote. But first take a moment to read the instructions below.

How can I vote?

If you hold common stock, you can vote in one of several ways. You can vote by mail, by telephone or the Internet or you can vote in person at the meeting.

You may vote by mail. You may vote by completing and signing the proxy card that accompanies this proxy statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our board of directors.

You may vote by telephone or the Internet. In lieu of returning signed proxy cards, stockholders of record can vote their shares over the Internet or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. Specific instructions for stockholders who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card.

You may vote in person. If you attend the meeting, you may vote your shares of common stock by delivering your completed proxy card in person or you may vote by completing a ballot. Ballots will be available at the meeting.

Can I change my vote after I have mailed my proxy card?

Yes, you can change your vote and revoke your proxy at any time before the polls close at the meeting by doing any one of the following things:

▪	signing another proxy with a later date;

▪	giving our secretary a written notice before or at the meeting that you want to revoke your proxy; or

▪	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares of common stock you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. If you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.”

If your shares of common stock are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date, August 4, 2005, in order to be admitted to the meeting. To be able to vote your shares of common stock held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. As of August 4, 2005, there were 7,124,507 shares of common stock outstanding. A quorum consists of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote at the meeting, or at least 3,562,255 shares, present in person or by proxy. A quorum will also require that the holders of a majority of the shares of Series A preferred stock issued, outstanding and entitled to vote at the meeting be present in person or by proxy. As of August 4, 2005, there were 3,071,474 shares of Series A preferred stock outstanding. A quorum would require that holders of at least 1,538,738 shares of Series A preferred stock be present in person or by proxy.

Shares of common stock represented in person or by proxy (including “broker non-votes” and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Election of Common Directors. The two nominees receiving the highest number of votes cast at the meeting by the common stockholders will be elected as the Common Directors, regardless of whether that number represents a majority of the votes cast.

Election of Preferred Directors. The three nominees receiving the highest number of votes cast at the meeting by the Series A preferred stockholders will be elected as the Preferred Directors, regardless of whether that number represents a majority of the votes cast.

Ratification of the Selection of UHY LLP as our auditors for the fiscal year ending December 31, 2005. The affirmative vote of a majority of the total number of votes cast at the meeting by the holders of common stock and Series A preferred stock voting together as a single class is needed to ratify the selection of UHY LLP as our auditors for the fiscal year ending December 31, 2005.

Other matters. The number of votes required to carry any other matter that may come before the meeting will depend on the nature of the matter. Most matters will require a majority of the votes cast at the meeting by the holders of common stock and Series A preferred stock voting together as a class. Some matters might require the affirmative vote of 75% of the Series A preferred stock voting as a separate class to carry the matter.

How will votes be counted?

Each share of common stock will be counted as one vote according to the instructions contained on a proper proxy card or on a ballot voted in person at the meeting. For matters on which holders of Series A preferred stock vote with common stockholders, each share of Series A preferred stock will be counted as one vote. Shares will not be voted in favor of a matter, and will not be counted as voting on a matter, if they either abstain from voting on a particular matter, or are broker non-votes. Accordingly, abstentions and broker non-votes will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

Who will count the votes?

The votes will be counted, tabulated and certified by Computershare Trust Company, Inc., our transfer agent and registrar. A representative of Computershare Trust Company, Inc. will serve as the inspector of elections at the meeting.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and we will not disclose your vote, unless we are required to do so by law (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or there is a contested election for the board of directors.

How does the board of directors recommend that stockholders vote on the proposals?

The Board of Directors recommends that stockholders vote:

▪	with respect to the common stockholders, for the election of the two nominees to serve as the Common Directors on the board of directors;

▪	with respect to the Series A preferred stockholders, for the election of the three nominees to serve as the Preferred Directors on the board of directors; and

▪	for the ratification of the selection of UHY LLP as our auditors for the fiscal year ending December 31, 2005.

Will any other business be conducted at the meeting or will other matters be voted on?

The board of directors does not know of any other matters that may come before the meeting. If any matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results in our quarterly report on Form 10-QSB for the third quarter of 2005, which we expect to file with the Securities and Exchange Commission in November 2005.

How and when may I submit a stockholder proposal for the 2006 Annual Meeting of Stockholders?

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2006 Annual Meeting of Stockholders, you need to follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, we must receive your stockholder proposal intended for inclusion in the proxy statement for the 2006 Annual Meeting of Stockholders at our principal corporate offices in Tarpon Springs, Florida as set forth below no later than April 17, 2006.

If a stockholder wishes to present a proposal before the 2006 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in the proxy statement and proxy card, the stockholder must also give written notice to us at the address noted below. The required notice must be received by us by April 17, 2006. If a stockholder fails to provide timely notice of a proposal to be presented at the 2006 Annual Meeting of Stockholders, the proxies designated by our board of directors will have discretionary authority to vote on that proposal. Any proposals or notices should be sent to:

Michael A. D’Amelio, Secretary
Solomon Technologies, Inc.
1400 L&R Industrial Blvd.
Tarpon Springs, Florida 34689
Phone: (727) 934-8778
Fax: (727) 934-8779

What are the costs of soliciting these proxies?

We will bear the costs of soliciting these proxies, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and the charges and expense of brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to beneficial owners. In addition to solicitation by mail, proxies may be solicited personally or by telephone by our directors, officers or employees, who will receive no additional compensation for such services.

How can I obtain an Annual Report on Form 10-KSB?

If you would like a copy of our annual report on Form 10-KSB, as amended, for the year ended December 31, 2004, we will send you one without charge. Please contact:

Michael A. D’Amelio, Secretary
Solomon Technologies, Inc.
1400 L&R Industrial Blvd.
Tarpon Springs, Florida 34689
Phone: (727) 934-8778
Fax: (727) 934-8779

Whom should I contact if I have any questions?

If you have any questions about the annual meeting or your ownership of our common stock, please contact Michael A. D’Amelio, our secretary, at the address or telephone number listed above.

What is “householding” of annual meeting materials?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact us at the following address or telephone number:

Michael A. D’Amelio, Secretary
Solomon Technologies, Inc.
1400 L&R Industrial Blvd.
Tarpon Springs, Florida 34689
Phone: (727) 934-8778
Fax: (727) 934-8779

If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.

OWNERSHIP OF OUR SECURITIES

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding each person known by us to be the beneficial owner of more than 5% of our common stock, excluding persons who are our executive officers, directors or director nominees, as of August 9, 2005.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK(1)
Woodlaken LLC Mill Crossing, Bldg. A 1224 Mill Street East Berlin, CT 06023	3,442,905(2)	32.2%
Pinetree (Barbados) Inc. c/o Ward Patel & Co., The Gables Haggat Hall, St. Michael, Barbados	2,972,256(3)	29.1%
Steven Sands 90 Park Avenue, New York, NY 10016	1,512,226(4)	17.3%
Jezebel Management Corporation 1201 Hayes Avenue, Tallahassee, FL 32301	756,113(5)	9.4%
Donald Capoccia Sr. and Jr. 47 Great Jones St., New York, NY 10012	604,890(6)	7.7%
Coady Family LLC 4309 Speckles Lane, Machipongo, VA 23405	604,890(6)	7.7%

(1)
These percentages do not reflect any shares of common stock that may be issued upon conversion of 518,016 shares of our Series B preferred stock that are outstanding but do reflect the issuance of 126,754 shares of common stock after the record date. The holders of the Series B preferred stock have no voting rights unless and until they convert their shares into common stock. Each share of the Series B preferred stock is convertible into a number of shares of common stock equal to $1 divided by the average closing price per share of our common stock over the five trading day period prior to conversion.

(2)
Represents 151,223 shares of common stock issuable upon conversion of Series A preferred stock and 300,000 shares of common stock issuable upon exercise of warrants, as well as 2,992,905 shares of common stock issuable upon conversion of 2,921,474 shares of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which the holders of Series A preferred stock have the right to vote. Gary Laskowski and Jonathan Betts are the managers of Woodlaken.

(3)	Includes 1,200,117 shares of common stock issuable upon conversion of Series A preferred stock and 1,772,139 shares of common stock issuable upon exercise of warrants.

(4)
Represents (i) 51,223 shares of common stock issuable upon conversion of Series A preferred stock and 100,000 shares of common stock issuable upon exercise of warrants owned by SB Venture Capital LLC, (ii) 51,223 shares of common stock issuable upon conversion of Series A preferred stock and 100,000 shares of common stock issuable upon exercise of warrants owned by SB Venture Capital II LLC, (iii) 307,335 shares of common stock issuable upon conversion of Series A preferred stock and 600,000 shares of common stock issuable upon exercise of warrants owned by SB Venture Capital III LLC, and (iv) 102,445 shares of common stock issuable upon conversion of Series A preferred stock and 200,000 shares of common stock issuable upon exercise of warrants owned by SB Venture Capital IV LLC. Steven Sands is the manager of each of SB Venture Capital LLC, SB Venture Capital II LLC, SB Venture Capital III LLC and SB Venture Capital IV LLC.

(5)
Represents 256,113 shares of common stock issuable upon conversion of Series A preferred stock and 500,000 shares of common stock issuable upon exercise of warrants. Jezebel Capital Management is wholly-owned by Michael D’Amelio.

(6)	Represents 204,890 shares of common stock issuable upon conversion of Series A preferred stock and 400,000 shares of common stock issuable upon exercise of warrants.

Security Ownership of Management

The following table sets forth information regarding the beneficial ownership by our executive officers and directors of our common stock as of August 9, 2005. The information in this table provides the ownership information for:

• each of our directors,

• each of our executive officers, and

• our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner is Solomon Technologies, Inc., 1400 L&R Industrial Boulevard, Tarpon Springs, Florida 34689.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK(1)
Gary M. Laskowski Chairman of the Board	628,668(2)	8.1%
Peter W. DeVecchis President	70,000(3)	1.0%
Samuel F. Occhipinti Chief Financial Officer	75,000	1.0%
Jonathan D. Betts Director	628,668(4)	8.1%
Michael D’Amelio Director	931,113(5)	11.6%
Duane L. Crisco Director-Nominee	0	*
David J. Parcells Director Nominee	0	*
All Executive Officers and Directors as a Group (7 persons) (6)	1,879,781	22.0%
_________________________
*	Less than one percent.

(1)
These percentages do not reflect any shares of common stock that may be issued upon conversion of 518,016 shares of our Series B preferred stock that are outstanding but do reflect the issuance of 126,754 shares of common stock after the record date. The holders of the Series B preferred stock have no voting rights unless and until they convert their shares into common stock. Each share of Series B preferred stock is convertible into a number of shares of common stock equal to $1 divided by the average closing price per share of our common stock over the five trading day period prior to conversion.

(2)
Includes 153,668 shares of common stock issuable upon conversion of Series A preferred stock and 300,000 shares of common stock issuable upon exercise of warrants owned directly by Woodlaken LLC. Mr. Laskowski and Jonathan Betts, the managers of Woodlaken, possess voting and dispositive power for the securities held by Woodlaken. Mr. Laskowski disclaims beneficial ownership of the securities owned by Woodlaken except to the extent of his pecuniary interest therein. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. Laskowski at an exercise price of $0.55 per share that expire in July 2014. Excludes 2,992,902 shares of common stock issuable upon conversion of 2,921,474 shares of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A preferred stockholders have the right to vote. Mr. Laskowski is not the beneficial owner of the 2,921,471 shares of Series A preferred stock or the underlying common stock because neither Woodlaken nor Mr. Laskowski has any pecuniary interest in such securities.

(3)
Excludes up to 80,000 shares of common stock to which Mr. DeVecchis may be entitled pursuant to a restricted stock award of 20,000 shares of our common stock each year over the next four years on May 31 of each year.

(4)
Includes 153,668 shares of common stock issuable upon conversion of Series A preferred stock and 300,000 shares of common stock issuable upon exercise of warrants owned directly by Woodlaken LLC. Mr. Betts and Gary Laskowski, the managers of Woodlaken, possess voting and dispositive power for the securities held by Woodlaken. Mr. Betts disclaims beneficial ownership of the securities owned by Woodlaken except to the extent of his pecuniary interest therein. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. Betts at an exercise price of $0.55 per share that expire in July 2014.  Excludes 2,992,902 shares of common stock issuable upon conversion of 2,921,474 shares of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A preferred stockholders have the right to vote. Mr. Betts is not the beneficial owner of the 2,992,902 shares of common stock issuable upon conversion of Series A preferred stock or the underlying common stock because neither Woodlaken nor Mr. Betts has any pecuniary interest in such securities.

(5)
Includes 256,113 shares of common stock issuable upon conversion of Series A preferred stock and 500,000 shares of common stock issuable upon exercise of warrants owned directly by Jezebel Management Corporation, an entity wholly-owned by Mr. D’Amelio. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. D’Amelio at an exercise price of $0.55 per share that expire in July 2014.

(6)
Includes 409,781 shares of common stock issuable upon conversion of Series A preferred stock and 875,000 shares of common stock issuable upon exercise of warrants and options. Excludes 2,992,902 shares of common stock issuable upon conversion of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A preferred stockholders have the right to vote. See notes (2) and (4) above.

PROPOSALS

PROPOSAL 1—ELECTION OF DIRECTORS

Our board has nominated for election at the meeting a slate of two nominees to serve as Common Directors—Duane L. Crisco and David J. Parcells—and three nominees to serve as Preferred Directors—Gary M. Laskowski, Jonathan Betts and Michael A. D’Amelio. Messrs. Laskowski, Betts and D’Amelio are currently serving on the Board.

The directors are to be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. In the unanticipated event that any nominee for director should become unavailable, it is intended that all proxies will be voted for such substitute nominee as may be designated by the board of directors.

The following paragraphs provide information as of the date of this proxy statement about each nominee for election to the board of directors. Each of the Common Director Nominees has been recommended and nominated by our board. The information presented includes information each director has given us about his age, all positions he holds with us, his principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he serves as a director. Information about the number of shares of common stock beneficially owned by each director, directly or indirectly, as of August 4, 2005, appears under the heading “Security Ownership of Management.” There are no family relationships among any of our directors or executive officers.

The board of directors recommends that our common stockholders vote “FOR” for both nominees for election to the board of directors as Common Directors and the board of directors recommends that our Series A preferred stockholders vote “FOR” the three nominees for election to the board of directors as Preferred Directors.

NAME	AGE	POSITION
Duane L. Crisco	45	Nominee for Common Director
David J. Parcells	47	Nominee for Common Director
Gary M. Laskowski	51	Preferred Director and Chairman of the Board
Jonathan D. Betts	44	Preferred Director
Michael D’Amelio	47	Preferred Director

Nominees for Directors

Duane L. Crisco, Nominee for Director (Common Director). Since June 2004, Mr. Crisco has been a Senior Vice President at GE Capital in Norwalk, CT. From December 1999 to June 2004, Mr. Crisco served as a Partner and Managing Director of SwingBridge Capital, located in Cheshire, CT. Mr. Crisco holds a BS degree in Finance from the University of Connecticut.

David J. Parcells, Nominee for Director (Common Director). Since December 2003, Mr. Parcells has served as Chief Financial Officer of Garrity Industries, Inc, a privately held manufacturer and leading supplier of flashlights under the Garrity brand name. From January 2000 to September 2003, Mr. Parcells was Vice President and Chief Financial Officer for eLOT, Inc, a publicly traded internet company serving the lottery industry. eLot filed for Chapter 11 protection on October 15, 2001 and emerged from protection on December 31, 2002. From September 1998 to January 2000, he was President and Chief Financial Officer of Sentinel Business Systems, a privately held bar code data collection software provider and systems integrator. Mr. Parcells is a CPA and holds a BS degree in Accounting from Providence College.

Gary M. Laskowski, Chairman of the Board (Preferred Director). Mr. Laskowski has been a director of our company since May 2004. Mr. Laskowski is a principal and founder of Venture Partners Ltd., a private investment bank founded in 1986. Prior thereto Mr. Laskowski served as a member of the consulting operation of Technology Transitions Incorporated, a venture capital firm, and prior to that in a number of roles, including Vice President, Marketing, for Canberra Industries, Inc., a supplier of data acquisition and analysis systems. Mr. Laskowski serves on the boards of a number of companies involved in electronics, power systems and software development. Mr. Laskowski holds a Bachelor’s Degree in Electrical Engineering from the University of Connecticut.

Jonathan D. Betts, Director (Preferred Director). Mr. Betts has been a director of our company since July 2004. Mr. Betts is a principal and founder of Venture Partners Ltd., a private investment bank, founded in 1986. Mr. Betts previously served as a member of the consulting operation of Technology Transitions Incorporated, a venture capital firm and as Regional Sales Manager for Medical Electronics Corporation, a critical care medical instrumentation manufacturer. Mr. Betts has a Bachelor’s Degree in Electrical Engineering from Boston University.

Michael D’Amelio, Director (Preferred Director). Mr. D’Amelio has been a director of our company since May 2004. Mr. D’Amelio is the Managing Director and founder of JMC Venture Partners LLC, a private equity fund founded in 1999 that focuses on middle market manufacturing, distribution, technology and service companies. In addition, Mr. D’Amelio is a partner in the investment banking firm of Grace Matthews. From 1991 to 1999, Mr. D’Amelio served as President and CEO of TACC International Corporation, a specialty chemical manufacturer with facilities located throughout the United States that was subsequently sold to a Fortune 500 buyer. Mr. D’Amelio serves on numerous corporate boards and committees and is a graduate of Northeastern University with a BS in Management.

Our Board and Committees of the Board

Currently, our entire board acts as our audit committee, our compensation committee and our nominations committee. Given our limited financial resources and operations the board does not believe that it is necessary at this time to establish separate audit, compensation and nominations committees.

Special meetings may be held from time to time to consider matters for which approval of the board of directors is desirable or is required by law. Our board of directors held six meetings and acted by written consent four times during 2004.

Resignation of Directors

On March 18, 2005, David E. Tether resigned as a Common Director. We believe that Mr. Tether resigned in part because of a disagreement with us regarding our business operations, policies or practices. Mr. Tether apparently disagreed with the general direction of our company and various actions taken by management, including decisions pertaining to customer and shareholder relations and corporate expenditures.

A copy of the resignation letter furnished to us by Mr. Tether and a copy of the letter furnished to Mr. Tether by us in response to the resignation letter were filed as exhibits to a Form 8-K we filed on March 23, 2005.

On March 18, 2005, David Lindahl resigned as a Common Director. Mr. Lindahl resigned for personal reasons and not as the result of any disagreements with us on any matter relating to our operations, policies or practices.

Compensation of Directors

In 2004, we paid each non-employee director $12,000 for his service on the board through December 31, 2004. In addition, each non-employee director received an option to purchase 25,000 shares of common stock exercisable at $0.55 per share. These options expire on July 21, 2014. During 2003, we issued to each of our non-employee directors for their service as members of our board an option to purchase 10,000 shares of common stock exercisable at $2.00 per share. These options expire in August 2006. Employee directors will not receive compensation for their service as directors. We will reimburse each of our directors for reasonable travel expenses incurred in connection with attending all board and board committee meetings.

On May 25, 2005, in partial consideration for their past contributions to our company and to encourage their continued service, we issued 25,000 shares to Jonathan Betts and 150,000 shares each to Michael A. D’Amelio and Gary M. Laskowski. We issued an additional 125,000 shares to Jonathan Betts on August 8, 2005.

Executive Officers

Our executive officers are appointed by, and serve at the designation of, the board of directors. Our President is employed on a full-time basis and our Chief Financial Officer is employed on a part-time basis. No family relationship exists between any executive officer of our company. Our executive officers, together with their respective ages and certain biographical information, are as set forth below.

NAME	AGE	POSITION
Peter W. DeVecchis, Jr.	56	President
Samuel F. Occhipinti	58	Chief Financial Officer

Peter W. DeVecchis, Jr., President. Mr. DeVecchis, who became our President in May 2004, is an accomplished manager with 25 years of experience in sales, marketing and new business development. Prior to joining us, he had served since December 2001 as Vice President, Sales and Marketing of 4uDoctor, Inc., a provider of web-based technology services to help healthcare practitioners reduce their costs of procuring operational supplies. From 1998 to 2001, he served as Vice President, Sales of Consumers Interstate Corp., a wholesale distributor of MRO products. From 1996 to 1998, he was Vice President Sales, Business Unit Director Pharmacy Groups, for Moore Medical Corp., a full line wholesale distributor of pharmaceutical and health-care products. From 1988 to 1996, Mr. DeVecchis was Vice President, Sales and Marketing for United Abrasives, Inc., a manufacturer of industrial abrasive products. From 1985 to 1988, he served as Vice President Sales and Marketing for Beaverite Products, Inc., a manufacturer of customized information packaging. From 1973 to 1985, he was Vice President Sales and Marketing for Canberra Industries, Inc., a nuclear electronics company. Mr. DeVecchis earned his MBA from University of New Haven and his BS in Business Management from Charter Oak College in Connecticut.

Samuel F. Occhipinti, Chief Financial Officer. Mr. Occhipinti became our Chief Financial Officer in May 2004. Since June 1998, Mr. Occhipinti has been Managing Director and President of Venture Partners Capital LLC, an NASD registered broker/dealer focused on corporate finance and merger and acquisition transactions. From 1997 to June 1999, he was Vice President and Chief Operating Officer of Stone Cline Corporation, a manufacturer of textiles, and from 1993 to 1997 he was Executive Vice President and Chief Financial Officer of I2 Technology Inc., a manufacturer of electronics components. From 1990 to 1993, Mr. Occhipinti was Vice President - Finance of AOI Systems Inc., a manufacturer of adaptive optics technologies. He earned his BS/BA in finance from Boston College.

EXECUTIVE COMPENSATION

The following table shows the compensation earned during fiscal 2004, 2003 and 2002 by our President and our former Chief Executive Officer.

Summary Compensation Table

					Long Term Compensation
	Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options
Peter W. DeVecchis, Jr. (1)	2004	$76,923	0	8,850 (2)	100,000 (3)
President

David E. Tether	2004	$110,096	0	$47,804 (4)	147,807 (3)
Former Chief Executive Officer	2003	$42,789	0	$0	115,000
	2002	$38,221	0	$0	0

(1)	Peter DeVecchis became our President on May 27, 2004.
(2)	Mr. DeVecchis received this amount as a consultant prior to becoming our President.
(3)
Vesting of options to purchase an aggregate of 100,000 shares was contingent on the satisfaction of certain performance criteria by December 31, 2004. These options expired unexercised on January 1, 2005 when the performance criteria were not met.

(4)	David Tether received this amount in May 2004 in payment of compensation owed to him for prior periods.

Compensation Arrangements

We have an employment agreement with Peter W. DeVecchis, Jr., our President.

Mr. DeVecchis receives an annual base salary of $125,000 and is eligible for a $75,000 bonus based on goals to be agreed by us and Mr. DeVecchis. Mr. DeVecchis will also be entitled to receive the standard benefits available to all of our employees. He is also entitled to a restricted stock award of 20,000 shares of our common stock each year over the next five years with the first 20,000 shares earned in May 2005, the first anniversary of his employment with us. In the event that he is terminated for cause, all unearned shares are forfeited. Further, if he is terminated other than for cause during the first five months of his employment, all unearned shares are forfeited. Upon termination other than for cause after the first five months of employment, he will be entitled to one half of all of the remaining unearned shares. The term “cause” means Mr. DeVecchis’ gross negligence, gross misconduct, breach of fiduciary duty to our company or our stockholders, or indictment or arrest for any criminal offenses.

We may terminate Mr. DeVecchis at any time. If we terminate him during the first five months of his employment, we will pay Mr. DeVecchis severance of three months of his annual salary though a continuation of periodic salary payments at normal payroll periods. If we terminate him after the first five months of his employment, his severance will be six months of his annual salary. If Mr. DeVecchis is terminated after the first five months of his employment as a result of a change in control of our company, his severance will be one year of his annual salary. If Mr. DeVecchis is terminated for cause, he will not be entitled to any severance.

The term “change of control” means a sale or transfer, in one transaction, of 51% or more of our issued and outstanding shares, excluding normal public trading of our shares or one or more secondary offerings of our shares.

Mr. DeVecchis also executed our company’s Nondisclosure and Noncompete Agreement, which all of our employees are obligated to sign. The agreement provides that Mr. DeVecchis will not compete with us during employment and for six months thereafter and will always keep our trade secrets and other confidential information confidential.

We had an employment agreement with David E. Tether prior to his termination in March 2005. Mr. Tether received an annual base salary of $125,000 and was eligible for a $75,000 bonus based on goals to be agreed by us and Mr. Tether. Mr. Tether was also entitled to receive the standard benefits available to all of our employees.

2003 Stock Option Plan

We adopted our 2003 Stock Option Plan in July 2003. We amended it in June 2004 to increase the number of shares of common stock reserved under the plan from 750,000 to 2,000,000. The plan provides for the grant of options intended to qualify as “incentive stock options,” options that are not intended to so qualify or “nonstatutory stock options” and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 2,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of “reload options” described below.

The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of shares of common stock subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders, which must have an exercise price of not less than 110% of the fair market value of the common stock on the date of grant. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of 10 years, except for options granted to 10% stockholders, which are subject to a maximum term of 5 years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable except by will and the laws of descent and distribution.

The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of shares of common stock equal to the sum of the number of shares of common stock used to exercise the option, and, with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

Stock Option Grants

The following table sets forth the stock option grants made by us to the named executive officers in the Summary Compensation Table during 2004:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date
Peter W. DeVecchis, Jr.	100,000 (1)	19.8%	$0.55	7/20/14
David E. Tether	47,807	9.5%	$1.00	4/14/09
David E. Tether	100,000 (1)	19.8%	$0.55	7/20/14

(1)
Vesting of the options was contingent on the satisfaction of certain performance criteria by December 31, 2004. These options expired unexercised on January 1, 2005 when the performance criteria were not met.

Aggregated Option/SAR Exercises and Year End Option/SAR Values in Last Fiscal Year

The following table sets forth the aggregate number of options exercised in the year ended December 31, 2004 and the value of options held at December 31, 2004 for the named executive officers in the Summary Compensation Table.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/Warrants at Fiscal Year End Exercisable/Un-exercisable(1)	Value of Unexercised In-the- money Options/Warrants At Fiscal Year End Exercisable/Un-exercisable (2)
Peter W. DeVecchis, Jr.	0	$ 0	0	$0

David E. Tether	0	$ 0	162,807/0	$ 46,847.92/0

 Does not include options that expired on January 1, 2005.
(1)	Does not include options that expired on January 1, 2005.
(2)
The dollar value was calculated by determining the difference between the fair market value at December 31, 2004 of the common stock underlying the options and the exercise prices of the options. The closing price of our common stock on the OTC Bulletin Board on December 31, 2004 was $1.98.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and holders of more than 10% of our common stock (collectively “Reporting Persons”) to file reports of initial ownership, ownership and changes in ownership of the common stock with the Securities and Exchange Commission within certain time periods and to furnish us with copies of all such reports. Based solely on our review of copies of such reports furnished to us by such Reporting Persons or on the written representations of such Reporting Persons that no reports on Form 5 were required, we believe that during the fiscal year ended December 31, 2004, the following persons filed the following reports late:

Name	Late Forms	Late Transactions
Jonathan Betts	One Form 3	None
Coady Family LLC	One Form 3	None

Cytation Corporation	One Form 4	One
Michael A. D’Amelio	One Form 3	None
Jezebel Management Corporation	One Form 3	None
Pinetree (Barbados), Inc.	One Form 3 and one Form 4	One
Pinetree Capital Ltd.	One Form 3 and one Form 4	One
David E. Tether	One Form 4	Two

CERTAIN TRANSACTIONS

Acquisition Agreements

Intellectual Property Rights Purchase

On June 19, 2003, we acquired from David E. Tether, our former chief executive officer and a former director, for one million shares of common stock all of his interest in the intellectual property rights he owned that are necessary or desirable for use in our business as currently engaged or as proposed to be engaged. These rights include:

•     the design of the motor (such as the number of poles and magnets and the techniques used to construct it), that is the foundation of our STEW and STEM series,

•     the technology in our motors that provides for regenerative feedback, and

•     the techniques used by a digital controller in our ST-EPS that control the motor under various sailing conditions.

Operating Agreements

Homewood Agreement

Homewood Products Corporation has been manufacturing our electric motors since 1996. Barry DeGroot, a former director and a former member of our board’s audit and compensation committees, is the president of Homewood. In August 2003, we negotiated an agreement with Homewood that provided for Homewood to continue to manufacture our motors. The agreement, which expired on December 31, 2004, required that we purchase at least 100 electric motors during 2004. As we purchased only 25 electric motors in 2004, we were obligated to pay Homewood on or before January 1, 2005 an amount equal to the average purchase price for all motors actually purchased by us multiplied by the motors not purchased by us up to 100, or an aggregate of $466,200 for the 75 motors we did not purchase. We did not pay this amount to Homewood. Since January 1, 2004, we have paid Homewood $268,835.39.

On May 26, 2005, we entered into an agreement with Homewood pursuant to which Homewood released any claims against us for amounts due under the expired agreement between us and Homewood in exchange for the issuance to three nominees of Homewood, including Mr. DeGroot, of an aggregate of 105,000 shares of our common stock.

Equity Issuances

In January 2003, we issued 105,000 shares of common stock to Ann Poyas, our former chief operating officer, 80,000 shares of common stock to Don Poyas, Ann’s husband and our former vice president of procurement, and 50,000 shares of common stock to Michael Poyas, Ann and Don’s son who provided services to us, as consideration for unpaid compensation and unreimbursed expenses in the aggregate amount of $470,000.

In June 2003, we issued 12,500 shares of our common stock to Cynthia McMullen-Tether, David Tether’s spouse. The shares were issued in lieu of accrued salary in the amount of $25,000.

In August 2003, as partial consideration for their past contributions to our company and to encourage their continued service, we issued to certain of our officers, directors and employees an aggregate of 242,500 stock options under our 2003 Stock Option Plan. The options are exercisable at $2.00 per shares and expire in August 2006. These options included an option granted to David E. Tether to purchase 115,000 shares of our common stock.

In April 2004, we settled with various employees to accept a significant reduction in the amount of back pay owing to them. We reduced the amount we were obligated to pay such employees by approximately $180,000. As partial consideration for waiving a portion of such back pay, we granted these employees stock options to purchase shares of our common stock. Among these employees were David Tether and Cynthia McMullen-Tether. Mr. Tether waived $47,807 of unpaid salary and we granted him an option to purchase 47,807 shares of common stock. Ms. McMullen-Tether waived $26,810 of unpaid salary and we granted her an option to purchase 26,810 shares of common stock. The options, which are granted under our 2003 Stock Option Plan, are exercisable at $1.00 per share and terminate on April 14, 2009.

On May 25, 2005, in partial consideration for their past contributions to our company and to encourage their continued service, we issued 50,000 shares of our common stock to Peter W. DeVecchis, Jr., our president, 75,000 shares of our common stock to Sam Occhipinti, our chief financial officer, 25,000 shares to director Jonathan Betts and 150,000 shares each to directors Michael D’Amelio and Gary M. Laskowski. On August 8, 2005, we issued 125,000 shares to director Jonathan Betts in partial consideration for his past contributions to our company and to encourage his continued service.

Private Placements of Series A Preferred Stock

Overview

In February 2004, we issued 35,000 shares of preferred stock and warrants to purchase 35,000 shares of common stock to five investors for $140,000. On April 15, 2004, the five investors from the February 2004 private placement unanimously consented to an amendment to the existing Series A preferred stock designation and, in return, the investors exchanged their investment in the February 2004 private placement for an aggregate of 140,000 shares of Series A preferred stock and 280,000 warrants.

On May 13, 2004, we completed a private placement of 1,745,000 shares of Series A preferred stock and 3,490,000 warrants, each warrant entitling the holder to purchase one share of our common stock. We received gross proceeds from the offering, before deducting any placement agent fees or costs, of $1,745,000. The offering was placed by First Dunbar Securities Corporation of Boston, Massachusetts on a “best efforts” basis. We paid First Dunbar placement fees of $148,325, which is 8.5% of the gross proceeds of the offering, plus out-of-pocket expenses. We also granted First Dunbar a ten year warrant to purchase 250,000 shares of our common stock at $0.33 per share.

On November 5, 2004, we sold an aggregate of 390,000 shares of Series A preferred stock and warrants to purchase an aggregate of 780,000 shares of common stock to five investors for $1.00 per unit in the initial closing of a second private placement of our Series A preferred stock and warrants. We sold an aggregate of an additional 225,000 shares of Series A preferred stock and warrants to purchase an additional 450,000 shares of common stock to two investors in a second closing of the private placement on December 23, 2004. The securities were placed by First Dunbar Securities Corporation, who received cash placement agent fees of $52,275, or 8.5% of the gross proceeds of the offering.

Samuel Occhipinti, our chief financial officer, is the financial operations principal for First Dunbar Securities Corporation.

Woodlaken LLC

Woodlaken LLC, a Connecticut limited liability company, serves as the representative of the holders of the Series A preferred stock. Each holder of Series A preferred stock gave Woodlaken an irrevocable proxy to vote his or her shares of Series A preferred stock for directors and on other matters on which the Series A preferred stock is entitled to vote. This means that Woodlaken will be able to elect a majority of our board of directors and exercise significant influence over all matters requiring stockholder approval, including the approval of significant corporate transactions.

Woodlaken purchased in the May 2004 private placement, and now directly owns, 150,000 shares of Series A preferred stock and warrants to purchase 300,000 shares of common stock, for an aggregate purchase price of $150,000.

Woodlaken, by virtue of the proxies granted by the other holders of the Series A preferred stock, has voting rights over all of the outstanding Series A preferred stock and, therefore, the ability to determine the majority of our board of directors.

The managers of Woodlaken are Gary M. Laskowski, the chairman of our board of directors, and Jonathan D. Betts, one of our directors.

Exchange of Pinetree Secured Note for Series A Preferred Stock

In July 2003, we settled a lawsuit brought by Pinetree (Barbados), Inc. against us for breach of a convertible promissory note owing to Pinetree in the original principal amount of approximately $536,000. Our obligation under the settlement was to issue Pinetree a new secured convertible promissory note in the principal amount of $572,490.22. The outstanding principal amount of the note was convertible by Pinetree at $1.4635 per share.

The note originally required us to pay $50,000 by December 15, 2003 and the balance by May 31, 2004. In December 2003, we and Pinetree agreed, among other changes, to extend the $50,000 mandatory payment to February 16, 2004. As consideration for amending the note, we issued Pinetree a warrant to purchase 50,665 shares of our common stock.

Simultaneous with the closing of the May 2004 private placement, Pinetree exchanged all of its outstanding principal and accrued interest on the note, in the aggregate amount of $621,474, for 636,669 shares of Series A preferred stock and warrants to purchase 621,474 shares of common stock at $1.00 per share. Pinetree also purchased in the May 2004 and November-December 2004 private placements an aggregate of 550,000 shares of Series A preferred stock and 1,100,000 warrants for $550,000.

We believe that the terms of the above transactions were commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm’s length basis. The board of directors has determined that any future agreements with related parties must be on terms that are commercially reasonable and no less favorable to us than we could obtain from an unaffiliated third party on an arms’ length basis.

Debt Issuances

On March 7, 2005, we borrowed $40,000 from Woodlaken and issued a promissory note in the principal amount of $40,000 to Woodlaken. The note bears interest at a rate of 12% per annum and was to mature on May 6, 2005. To secure the note, we entered into a Security Agreement with Woodlaken, dated March 7, 2005, pursuant to which Woodlaken was granted a first priority security interest in all of the tangible and intangible assets of the Company. The managers of Woodlaken are Gary M. Laskowski, the chairman of our board of directors, and Jonathan D. Betts, one of our directors. Woodlaken currently owns 150,000 shares of our Series A preferred stock and holds irrevocable proxies to vote the outstanding shares of our Series A preferred stock.

On March 16, 2005, we borrowed $100,000 from Jezebel Management Corporation and issued a promissory note in the principal amount of $100,000 to Jezebel. The note bears interest at a rate of 12% per annum and was to mature on May 6, 2005. To secure the note we amended the Security Agreement with Woodlaken to add Jezebel as an additional secured party. Michael D’Amelio, one of our directors, is the sole owner of Jezebel. Jezebel owns 750,000 shares of our Series A preferred stock.

On April 1, 2005, we borrowed $50,000 from Pinetree and issued a promissory note in the principal amount of $50,000 to Pinetree and we borrowed an additional $10,000 from Woodlaken and issued a promissory note in the principal amount of $10,000 to Woodlaken. The notes bear interest at a rate of 12% per annum and were to mature on May 6, 2005. We entered into a Joinder Agreement with Pinetree dated April 1, 2005 to include Pinetree as a secured party under the Amended and Restated Security Agreement dated March 16, 2005 between the Company, Woodlaken and Jezebel, pursuant to which Pinetree was granted a first priority security interest in all of our tangible and intangible assets.

On April 5, 2005, the Company and each of Woodlaken, Jezebel and Pinetree agreed to extend the maturity of the notes to July 15, 2005.

On April 18, 2005, we borrowed an additional $75,000 from Jezebel and issued a promissory note in the principal amount of $75,000 to Jezebel. The note bears interest at a rate of 12% per annum and was to mature on July 15, 2005.

On May 25, 2005, we borrowed $100,000 from Coady Family LLC and issued a promissory note in the principal amount of $100,000 to Coady. The note bears interest at a rate of 12% per annum and was to mature on July 15, 2005. We entered into a Joinder Agreement with Coady dated May 25, 2005 to include Coady as a secured party under the Amended and Restated Security Agreement, pursuant to which Coady was granted a first priority security interest in all of our tangible and intangible assets.

On July 8, 2005, we borrowed $75,000 from Jezebel Management Corporation. The note bears interest at 12% per annum, matures on August 15, 2005 and is secured by a lien on all of our assets.

On July 14, 2005, we and Woodlaken, LLC, Jezebel Management Corporation, Pinetree (Barbados), Inc. and Coady Family LLC entered into an agreement to amend the promissory notes in the aggregate principal amount of $375,000 issued by Solomon Technologies between March 7, 2005 and May 25, 2005 to extend the maturity date of the notes from July 15, 2005 to August 15, 2005.

Our board of directors has authorized us to borrow up to an additional $300,000 from Woodlaken, Jezebel, Pinetree, Coady and others on the same terms as the notes issued to Woodlaken, Jezebel, Pinetree and Coady and, if the lenders agree, to extend the maturity of all of the notes until October 1, 2005.

Cytation Corporation

In May 2003, we entered into an agreement with Cytation Corporation. Under the agreement, Cytation agreed to advise and assist us, among other things, in the process of becoming a public company. As consideration for these services, we paid Cytation $25,000, issued 663,089 shares of our common stock and a warrant to purchase shares of common stock, registered the common stock for resale and paid an additional $25,000 after the registration statement covering such common stock was declared effective by the SEC. The warrant entitles Cytation to purchase up to 254,564 shares of common stock at an exercise price of $1.64 per share subject to adjustment as provided in the warrant agreement. The warrant is exercisable commencing January 7, 2005 and for four years thereafter.

PROPOSAL 2—RATIFY THE SELECTION OF UHY LLP

Stockholders are being asked to ratify our selection of UHY LLP as our auditors for the fiscal year ending December 31, 2005. Our board of directors has selected UHY LLP as the independent auditor to perform the audit of our financial statements for 2005. UHY LLP was our independent auditor for the year ended December 31, 2004. The firm is a registered public accounting firm.

UHY LLP representatives are not expected to attend the 2005 Annual Meeting.

On October 22, 2004, we dismissed Radin, Glass & Co., LLP as our independent accountants. The reports of Radin, Glass & Co., LLP on our financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that in its report for the past two fiscal years, Radin, Glass & Co., LLP included an opinion that, due to the our accumulated losses and net losses and cash used in operations, there was substantial doubt as to our ability to continue as a going concern. Our board of directors participated in and approved the decision to change independent accountants.

In connection with its audits for the two most recent fiscal years and through October 22, 2004, there were no disagreements with Radin, Glass & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Radin, Glass & Co., LLP, would have caused them to make reference thereto in their reports on the financial statements for such years.

We requested that Radin, Glass & Co., LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter, dated October 25, 2004, which states that Radin, Glass & Co., LLP agrees with the statements, was furnished as an exhibit to a Form 8-K we filed on October 26, 2004.

 Audit Fees

	2004	2003
Audit Fees (1)	$62,400	$46,000
Audit-Related Fees	0	0
Tax Fees (2)	0	0
All Other Fees	0	0
Total	$62,400	$46,000

(1) Represents the aggregate fees billed for professional services rendered by our principal accountant for the audit of our annual financial statements for the years ended December 31, 2004, and December 31, 2003 and review of financial statements included in our quarterly reports on Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those periods. There were no additional fees billed by our principal accountant during the years ended December 31, 2004 and 2003.

UHY LLP (“UHY”), has a continuing relationship with UHY Advisors, Inc. (“Advisors”) from which it leases staff who are full time permanent employees of Advisors and through which its partners provide non-audit services. There were no non-audit services provided to the Company in 2004. As a result of UHY's arrangement with Advisors, UHY has no full time employees and, therefore, all audit services performed for us by UHY for 2004 were provided by permanent, full time employees of Advisors leased to UHY.  UHY manages and supervises the audit engagement and the audit staff, and is exclusively responsible for the report rendered in connection with its audit of the Company's 2004 consolidated financial statements.

(2) Represents the aggregate fees billed for professional services rendered by our principal accountant for tax compliance, tax advice and tax planning for the years ended December 31, 2004 and 2003.

Our entire board of directors acts as our audit committee. In accordance with Section 10A(i) of the Securities Exchange Act of 1934, before we engage our independent accountant to render audit or non-audit services, the engagement is approved by our full board of directors. Our entire board of directors approved all of the fees referred to in the sections entitled “Audit Fees,”“Audit-Related Fees,”“Tax Fees” and “All Other Fees” above.

We are asking our stockholders to ratify the selection of UHY LLP as our independent auditor. Although ratification is not required by our by-laws or otherwise, we are submitting the selection of UHY LLP to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, our board of directors in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our shareholders.

The board of directors recommends you vote “FOR” ratification of the selection of UHY LLP as our auditors for the fiscal year ending December 31, 2005.

COMMUNICATIONS FROM STOCKHOLDERS AND NOMINATIONS FOR DIRECTORS

We do not currently have a nominating committee or a nominating committee charter. Currently our entire board acts as our nominating committee. Given our limited financial resources and operations the board does not believe that it is necessary at this time to establish a separate nominating committee. We believe that none of our current board members are independent under NASD Rule 4200(a)(15) but we believe that the two persons we have nominated for election as Common Directors will, if elected, qualify as independent under the Nasdaq rules. Our board of directors may consider candidates recommended by our stockholders as well as from other sources such as directors and officers, third party search firms or other appropriate sources. For all potential candidates, our board may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of our industry, conflicts of interest, the extent to which the candidate would fill a present need on the board, and concern for the long-term interests of our shareholders. We do not have specific, minimum qualifications for members of our board of directors. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

If a stockholder wishes to propose a candidate for consideration as a nominee by the board of directors, it should submit any pertinent information regarding the candidate to the attention of Secretary, Solomon Technologies, Inc., 1400 L&R Industrial Blvd., Tarpon Springs, Florida 34689.

If a stockholder wishes to nominate a candidate to be considered for election as a director at an annual meeting of stockholders using the procedures set forth in our bylaws, it must follow the procedures described in Section 3.2(d) of our bylaws.

Section 3.2(d) of our bylaws states that nominations of persons for election to our board of directors may be made at a meeting of stockholders by any of our stockholders entitled to vote in the election of Directors at the meeting who complies with the following notice procedures.

Such nominations must be made pursuant to timely notice in writing to our secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received by our secretary not later than the close of business on the 120th  day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year’s annual meeting; provided, however, that if either:

▪	the date of the annual meeting is advanced more than 30 days or delayed (other than as a result of adjournment) more than 60 days from such an anniversary date, or

▪
no proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.

The term “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Such stockholder’s notice shall set forth, as to each person whom the stockholder proposes to nominate for election or re-election as a director:

▪	the name, age, business address and residence address of such person;

▪	the principal occupation or employment of such person;

▪	the class and number of shares of our company which are beneficially owned by such person;

▪
a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; and

▪
any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

Such stockholder’s notice shall also set forth, as to such stockholder giving notice:

▪
a representation that the stockholder is a holder of record of stock of our company entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

▪	the name and address, as they appear on our company’s books, of the stockholder making such nomination,

▪	the class and number of shares of the corporation which are beneficially owned by the stockholder; and

▪	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act.

At the request of the board of directors, any person nominated by a stockholder for election as a director shall furnish to our Secretary that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if the chairman should so determine, the chairman shall so declare at the meeting, and the defective nomination shall be disregarded.

Notices of intention to present nominees should be addressed to Secretary, Solomon Technologies, Inc., 1400 L&R Industrial Blvd., Tarpon Springs, Florida 34689. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Stockholders wishing to communicate to our board, other than to submit proposals for action at meetings of our stockholders pursuant to SEC Rule 14a-8, should do so in writing, addressed to Secretary, Solomon Technologies, Inc., 1400 L&R Industrial Blvd., Tarpon Springs, Florida 34689. The envelope delivering such written communications should be marked “Stockholder Communication.”

[FRONT]

Solomon Technologies, Inc.

[Stockholder Information]

Mark this box with an X if you made   ☐
Changes to your name or address details above

ANNUAL MEETING PROXY CARD

A. Election of Directors

To elect the following two (2) nominees as Common Directors of the Company
The board of directors recommends a vote FOR both nominees.

	For	Withhold
Duane L. Crisco	☐	☐
David J. Parcells	☐	☐

B. Issues

The board of directors recommends a vote FOR the following proposal:

	For	Against	Abstain
To ratify the selection of UHY LLP as the Company’s auditors for the 2005 fiscal year	☐	☐	☐

The stockholders will also act on any other business that may properly come before the meeting.

Mark here if you plan to attend the meeting   ☐

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Signature 1	Signature 2	Date:

[REVERSE]

Proxy for Common Stockholders — Solomon Technologies, Inc.

2005 ANNUAL MEETING OF STOCKHOLDERS - September 14, 2005

The undersigned, revoking all prior proxies, hereby appoints Peter DeVecchis and Gary M. Laskowski, and each of them, with full power of substitution, as proxies to represent and vote as designated hereon, all shares of common stock of Solomon Technologies, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2005 Annual Meeting of Stockholders of the Company to be held on September 14, 2005, at 9:30a.m. (Local Time) and at any adjournments thereof.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting, or any adjournments thereof. Attendance of the undersigned at the 2005 Annual Meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned revokes this proxy in writing. This proxy is solicited on behalf of the board of directors. Please fill in, date, sign and mail this proxy card promptly using the enclosed postage-paid return envelope.

c/o Computershare Trust Company, Inc.
350 Indiana Street, Suite 800
Golden, Colorado 80401

Your vote is important. Please vote immediately.

Unless otherwise instructed, this proxy will be voted in accordance with the recommendations of the board of directors.